SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 1, 2003

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant's telephone number, including area code: (302) 774-1000

Item 9.     Regulation FD Disclosure

               The Registrant furnishes, pursuant to Regulation FD, its news release dated December 1, 2003, entitled "DuPont Takes Actions to Achieve $900 Million Annualized Cost Improvement in 2005."
December 1, 2003	Contact:	R. Clifton Webb
WILMINGTON, Del.		302-774-4005
r-clifton.webb@usa.dupont.com

DUPONT TAKES ACTIONS TO ACHIEVE $900 MILLION
ANNUALIZED COST IMPROVEMENT IN 2005

Productivity Improvements Will Enable Revenue Growth

               WILMINGTON, Del., Dec. 1, 2003 -- DuPont today announced that it will take aggressive actions to ensure its global competitiveness as a more focused, science-based company following the separation of INVISTA™ .. Included are productivity and organization actions that will achieve a $900 million cost improvement in 2005. In addition, the company will undertake actions that strengthen its ability to achieve 6 percent annual revenue growth - a key objective in its ongoing transformation to become a sustainable growth company.

               DuPont is taking these actions to remain competitive in an environment defined by sustained high-energy costs, increased global competitive intensity, and a customer base that is shifting toward emerging economies, said DuPont Chairman and CEO Charles O. Holliday, Jr.

               "With the anticipated sale of INVISTA, DuPont will be a smaller company with the potential for higher growth and profitability," Holliday said. "But unlocking that potential means doing things differently. If we are to meet our earnings growth objectives - which we will - we cannot support the complexity and cost entailed by diverse and specialized organizations and processes. The actions we are announcing today are necessary to ensure the near- and long-term competitiveness of DuPont. These are difficult decisions because they impact people, and we will enact them with sensitivity and respect."

               The company expects its actions to yield $450 million cost improvement in 2004, and the full $900 million in 2005. Cost improvements targeted for 2004 will essentially offset residual costs from the separation of INVISTA and other expected fixed cost increases, thus allowing the full measure of the company's 2004 volume and price improvement to benefit operating earnings. A portion of the fixed cost savings will come from work force reductions.

               The company will publicly disclose information on the number of position eliminations and any restructuring charges in its first quarter 2004 earnings release on April 27, 2004.

               DuPont will take the following actions:

  Reduce Costs from INVISTA Separation. DuPont will realize a total of $200 million in fixed cost reductions to offset residual costs from the anticipated separation of INVISTA. $100 million will be realized in 2004, and the full $200 million in 2005.
  Leverage and Strengthen Infrastructure. DuPont will leverage and center its staff functions, support services, and manufacturing operations broadly, including corporate costs. The details of these organizational actions will be refined over the next 8 weeks. These actions will capitalize on the operating synergies achievable as "one DuPont," and will facilitate standardization of systems and processes across the company. This more leveraged approach to staff and support services will also strengthen functional capabilities and enable commercial leaders to more fully focus on customers, markets and growth. Infrastructure actions are expected to achieve $250 million in fixed cost reduction in 2004, and the full $500 million 2005.
  Improve variable margins. Actions to improve variable margins include consolidating product lines by at least 20 percent. These simplifications will enable accelerated progress in yield and uptime improvement, sourcing and energy management. The company also will devote more Six Sigma projects to margin improvement, and will optimize assets following product line consolidations. These actions are expected to realize a $100 million variable margin improvement in 2004, and the full $200 million improvement in 2005 - mainly through cost reduction.
  Improve Growth Capabilities. Recognizing that its leadership and functional expertise is concentrated in the United States and Western Europe, DuPont will rebalance resources toward emerging markets, where much of its growth will occur in the coming years. Initial focus will be on China, where the company already has a strong base. Other areas of interest include Central & Eastern Europe and Brazil. Separately, DuPont has undertaken to comprehensively and systematically improve its marketing and sales capabilities across its businesses, and to center and strengthen its marketing and sales support functions. These actions, combined with the ongoing R&D revitalization process that is already in place, will strengthen the company's ability to consistently achieve its 6 percent revenue growth targets.

               "With the separation of INVISTA, DuPont enters the next chapter of its transformation. In essence, we are launching a new DuPont," Holliday said. "We have a lot of change ahead of us - difficult, trying, yet ultimately gratifying change. As we take on this challenge, it is important to remember what stays the same. We are a science company. We will achieve sustainable growth through the integrated application of superior science; by getting paid for what we know; and by pursuing productivity with a passion. Our five Growth Platforms remain the engine of our growth and our core values remain fundamental to all that we do."

               The five growth platforms are DuPont Agriculture & Nutrition; DuPont Coatings & Color Technologies; DuPont Electronic & Communication Technologies; DuPont Performance Materials; and DuPont Safety & Protection.

               DuPont is a science company. Founded in 1802, DuPont puts science to work by solving problems and creating solutions that make people's lives better, safer and easier. Operating in more than 70 countries, the company offers a wide range of products and services to markets including agriculture, nutrition, electronics, communications, safety and protection, home and construction, transportation and apparel.

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of agricultural products.

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12/01/03

SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ D. B. Smith
D. B. Smith
Vice President & Controller

December 1, 2003